                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                              UTILIX CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
                              JEROME E. STOCKDALE
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                            NOTICE TO SHAREHOLDERS

     In January 1998, Jerome E. Stockdale ("Stockdale") mailed proxy materials to over 400 of the largest shareholders in Utilx Corporation. The solicited shareholders held approximately 4.43 million of shares, or 61 percent, of the outstanding common stock of Utilx at that time. The proxy form transmitted with the mailings purports to solicit proxies "primarily for the purpose of electing stockholder friendly directors." As a result of this proxy solicitation, approximately forty Utilx shareholders provided Stockdale with proxies.

     Utilx's senior management learned of Stockdale's activities and, by letter dated January 23, 1998, advised Stockdale that his proxy solicitation violated several provisions of the federal securities laws and requested that he "cease and desist" his illegal proxy solicitation. Stockdale consequently discarded the executed proxies that he had received and had no further contact with those shareholders. Accordingly, all Utilx shareholders who returned proxies to Stockdale received no notice that Stockdale would not represent, or ever represented, their interests in connection with their Utilx shares.

     Stockdale's proxy form and soliciting materials were not filed with the United States Securities and Exchange Commission and did not contain certain disclosures required under the proxy rules. On May 27, 1999, the Commission entered an Order finding that Stockdale violated Section 14(a) of the Securities Exchange Act of 1934, and Rules 14a-3, 14a-4, 14a-6, 14a-9 and the disclosure requirements of Schedule 14A thereunder. The Commission's Order requires that Stockdale cease and desist from committing or causing further violations of the federal securities laws. A copy of the Commission's Order describing these violations in detail is attached.

     ACCORDINGLY, PLEASE BE ADVISED THAT ANY PROXY EXECUTIED AND RETURNED TO STOCKDALE, OR HIS AGENTS OR ASSIGNS, IS NULL AND VOID.

                           UNITED STATES OF AMERICA
                                  before the
                      SECURITIES AND EXCHANGE COMMISSION


Securities Exchange Act of 1934
Release No. 41458 / May 27, 1999

Administrative Proceeding
File No. 3-9914


------------------------------------:
                                    :
                                    :        ORDER INSTITUTING PUBLIC
In the Matter of                    :        PROCEEDINGS PURSUANT TO
                                    :        SECTION 21C OF THE
JEROME EDWARD STOCKDALE,            :        SECURITIES EXCHANGE ACT
                                    :        OF 1934, MAKING
             Respondent.            :        FINDINGS AND IMPOSING A
                                    :        CEASE-AND-DESIST ORDER
                                    :        AND REMEDIAL SANCTIONS
------------------------------------:

                                      I.

     The Securities and Exchange Commission ("Commission") deems it appropriate and in the public interest that public administrative proceedings be, and hereby are, instituted pursuant to Section 21C of the Securities Exchange Act of 1934 ("Exchange Act") against Jerome Edward Stockdale ("Stockdale").

                                      II.

     In anticipation of the institution of these proceedings, Stockdale has submitted an Offer of Settlement which the Commission has determined to accept. Solely for the purpose of these proceedings, and any other proceedings brought by or on behalf of the Commission, or in which the Commission is a party, without admitting or denying the FINDINGS set forth below, except as to jurisdiction of the Commission over Stockdale and over the subject matter of these proceedings, which Stockdale admits, Stockdale consents to the entry of the findings, cease-and-desist order and remedial sanctions set forth below.

                                     III.

                                     FACTS

     The Commission finds the following:

     A.  RESPONDENT

     STOCKDALE, age 68, is an individual shareholder of Utilx Corporation ("Utilx") residing in Okoboji, Iowa. Stockdale is a retired businessman who partially owned and operated, at various times, Stockdale BANCorporation (a savings and loan business), Stockdale Agency (an insurance business), Secure Benefits Systems (an employee benefits business), S.A.G.E. Silver & Gold Exchange (a precious metals investment business), and Security Reinsurance Ltd. (a credit life and disability insurance business). As of January 1998, Stockdale and his family owned approximately 120,000 shares of Utilx common stock, which, according to Stockdale, made him the fifth largest Utilx shareholder at that time. Stockdale and his family currently own approximately 80,000 shares of Utilx common stock.

     B.  ISSUER

     UTILX CORPORATION is a Delaware corporation headquartered in Kent, Washington. Utilx provides services and products used to install, replace and renovate underground utilities. Utilx's stock is registered with the Commission pursuant to Section 12(g) of the Exchange Act and is traded on the NASDAQ National Market. As of December 31, 1998 there were approximately
7.426 million shares of Utilx common stock outstanding.

     C.  STOCKDALE'S CONDUCT

     In January 1998, Stockdale mailed a proxy form and soliciting materials to over 400 of the largest shareholders in Utilx. The solicited shareholders held approximately 4.43 million shares, or 61 percent, of the outstanding common stock of Utilx at that time. The proxy form transmitted with the mailings purported to solicit proxies "primarily for the purpose of electing stockholder friendly directors." In a letter accompanying the proxy form, Stockdale stated that "management needs a whole change of attitude focused much more on a partnership to include us, the stockholders." Stockdale's letter stated that the company's foreign operations were losing money and had never been profitable; that the directors owned very little Utilx stock; and that management had "neglected to inform and educate stock brokers on Utilx stock."

     Stockdale's proxy form and the accompanying materials were not filed with the Commission and did not contain certain disclosures required under the proxy rules. The proxy form failed to identify in bold-face type on whose behalf the solicitation is being made, failed to identify any director candidates, and gave Stockdale the unlimited power to vote "at any and all meetings of the Stockholders of the Corporation" for a two year period from the date of the proxy.

     Stockdale's proxy materials failed to disclose that he was seeking election to Utilx's board of directors. Stockdale began seeking a position on Utilx's board of directors in July 1997. Between July and September 1997, Stockdale made numerous written requests to Utilx to name him to the board of directors. He also sought the support of major institutional Utilx shareholders. In a letter dated September 4, 1997, Stockdale told one institutional investor that he was "ready to proceed with the "hardball"
approach of soliciting proxies...." On November 13, 1997, the board rejected
Stockdale's request for nomination and election as a director because his "experience and background [did] not provide a good match with the qualifications desired in prospective members." Approximately two months thereafter, Stockdale began his effort to elect unidentified "shareholder friendly directors" without disclosing his intent to elect himself to the board.

     The proxy materials also requested that the recipients contribute money to Stockdale to reimburse him in the amount of $50,000 which represented his estimated cost to elect the shareholder friendly directors. Stockdale had no basis for believing that his effort to elect new directors would cost him $50,000. At that time, in fact, the only expenses Stockdale had incurred were legal and postage and handling fees which totaled approximately $2,000. None of the solicited shareholders sent him any money in response to his request. However, Stockdale received approximately 40 proxies in response to his mailings.

     Utilx's senior management learned of Stockdale's activities and, by letter dated January 23, 1998, advised Stockdale that his proxy solicitation violated several provisions of the federal securities laws and requested that he "cease and desist" his illegal proxy solicitation. Stockdale discarded the executed proxies that he had received and had no further contact with those shareholders. Accordingly, those Utilx shareholders who returned proxies to Stockdale received no notice that Stockdale was no longer representing their interests in connection with their Utilx shares. Stockdale does not know the identity of any of the shareholders that sent proxies or the number of shares for which he received proxies.

                                      IV.

                               LEGAL DISCUSSION

                            STOCKDALE'S VIOLATIONS

     Stockdale violated Section 14(a) of the Exchange Act and Rules 14a-3(a) and 14a-6(b) thereunder by failing to file a proxy statement, proxy form, and any other soliciting materials with the Commission in connection with his proxy solicitation. Stockdale also violated the disclosure requirements of
Schedule 14A, which is mandated by Rule 14a-3. Specifically, Stockdale's proxy solicitation failed to make certain required disclosures such as (1) the date, time and place of the meeting of security holders for which the action is to be taken; (2) Stockdale's present principal occupation or employment;
(3) Stockdale's security holdings, including holdings owned beneficially, directly or indirectly; (4) information concerning nominees for director positions; and (5) the voting procedures to be followed.

     In contravention of Exchange Act Rules 14a-4(b)(2) and 14a-4(d)(l), Stockdale's proxy solicitation failed to name any nominees for director positions in his proxy solicitation. Stockdale's proxy solicitation also violated Rules 14a-4(d)(2) and 14a-4(d)(3), which limits the scope of authority that can be conferred by proxy to a time period not to exceed the date of the very next annual meeting. Stockdale's proxy solicitation violated Rules 14a-4(d)(2) and 14a-4(d)(3) because it purported to grant Stockdale authority for "two years after the date of this proxy," which clearly extended beyond Utilx's next annual meeting. Stockdale's proxy solicitation violated Rule 14a-4(a)(l) by failing to state in bold-face type on whose behalf the solicitation was made.

     Finally, by failing to disclose that he was seeking a position on Utilx's board of directors, Stockdale's proxy solicitation contained statements which, at the time and in the light of the circumstances under which they were made, omitted to state material facts necessary in order to make the statements therein not false or misleading in violation of Rule 14a-9. By failing to identify. himself as a nominee, Stockdale also violated the disclosure requirements of Schedule 14A. Stockdale previously requested nomination and election as a director and explicitly threatened to engage in a "hardball" proxy fight if his request was not granted. Stockdale's failure to identify himself as a director candidate was a material omission, because a reasonable investor would want to know that Stockdale intended to become a director. Stockdale omitted this information in order to increase the probability that other shareholders would tender their proxy to him.

                                      V.

                                   FINDINGS

     Based on the above, the Commission finds that Stockdale committed violations of Section 14(a) of the Exchange Act and Rules 14a-3, 14a-4, 14a-6, 14a-9 and the disclosure requirements of Schedule 14A thereunder.

                                      VI.

     Based on the above, the Commission deems it appropriate and in the public interest to accept the respondent's Offer of Settlement and impose the sanctions specified therein. Accordingly, IT IS HEREBY ORDERED that:

     A. Pursuant to Section 21C of the Exchange Act, Stockdale cease and desist from committing or causing any violation and any future violation of
Section 14(a) of the Exchange Act and Rules 14a-3, 14a-4, 14a-6, 14a-9 and the disclosure requirements of Schedule 14A thereunder; and

     B. Stockdale shall, within twenty (20) days of the entry of this Order, provide written notice, in a form acceptable to the Commission, to all Utilx shareholders to whom Stockdale sent a copy of the January 1998 proxy materials described above. Said notice shall be made via first class U.S. mail and shall provide each such shareholder with a copy of this Order and notice of the fact that any proxy returned to Stockdale, or his agents or assigns, is null and void. Stockdale shall further, within twenty (20) days of the entry of this Order, file a copy of said notice with the Commission. Finally, Stockdale shall, within twenty (20) days of the entry of this order, execute and deliver to Jon A. Soderberg of the Commission's Washington, D.C. office an affidavit that he has complied with the terms of this paragraph.

     By the Commission.

                                               Jonathan G. Katz
                                               Secretary

                                               /s/ Margaret H. McFarland

                                               By: Margaret H. McFarland
                                                   Deputy Secretary




















                                     /Seal/

                                 SERVICE LIST

     Rule 141 of the Commission's Rules of Practice provides that the Secretary, or another duly authorized officer of the Commission, shall serve a copy of the ORDER INSTITUTING PUBLIC PROCEEDINGS PURSUANT TO SECTION 21C OF THE SECURITIES EXCHANGE ACT OF 1934, MAKING FINDINGS AND IMPOSING A CEASE-AND-DESIST ORDER AND REMEDIAL SANCTIONS on each person named as a party in the order and their legal agent.

     The ORDER INSTITUTING PUBLIC PROCEEDINGS PURSUANT TO SECTION 21C OF THE SECURITIES EXCHANGE ACT OF 1934, MAKING FINDINGS AND IMPOSING A
CEASE-AND-DESIST ORDER AND REMEDIAL SANCTIONS has been sent to the following parties and other persons entitled to notice:

            The Honorable Brenda P. Murray
            Chief Administrative Law Judge
            Securities and Exchange Commission
            450 Fifth Street, N.W
            Washington, D.C. 20549-1106

            Paul R. Berger, Esq.
            Glenn S. Gentry, Esq.
            Jon A. Soderberg, Esq.
            Securities and Exchange Commission
            Division of Enforcement
            450 Fifth Street, N.W.
            Washington, D.C. 20549-0702

            John D. Ellsworth, Esq.
            Lieben, Whitted, Houghton, Slowiaczek
                    Cavanagh
            2027 Dodge Street
            Omaha, NE 68102
            Counsel for Jerome E. Stockdale

            Jerome E. Stockdale
            c/o John D. Ellsworth, Esq.
            Lieben, Whitted, Houghton, Slowiaczek
                    & Cavanagh
            2027 Dodge Street
            Omaha, NE 68102